Exhibit 10.5

WARRANT AMENDMENT

THIS WARRANT AMENDMENT (this “Amendment”) is made and entered into as of May 9, 2025 between Gryphon Digital Mining, Inc., a Delaware corporation (the “Company”), and Anchorage Lending CA, LLC, a Delaware limited liability company (the “Holder”).

WHEREAS, the Company issued a warrant (the “Warrant”) to purchase 2,000,000 shares of common stock of the Company, at an exercise price of $1.50 per share, to the Holder pursuant to that certain Debt Repayment and Exchange Agreement, dated as of October 25, 2024;

WHEREAS, pursuant to Section 13 of the Warrant, such Warrant may be amended with the written consent of the Company and the Requisite Holders (as defined in the Warrant); and

WHEREAS, the Company and the Holder desire to amend the Warrant as provided and set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment to Exercise Price. The parties hereto agree that all references to “Exercise Price” in the Warrant shall be amended to a price per share equal to $0.55.

2. Deletion of Section 15. Subject to and solely upon the consummation of the transactions contemplated by the “Merger Agreement” a substantially final draft of which is annexed hereto as Exhibit A, the parties hereto agree that Section 15 of the Warrant shall be deleted in its entirety and be of no further force or effect.

3. Miscellaneous. Any reference to the Warrant or any other agreement, document, instrument or certificate entered into or issued in connection therewith, shall hereinafter mean the Warrant as amended by this Amendment (or as such agreement may be further amended or modified in accordance with the terms thereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Warrant. Except as set forth in this Amendment, the terms and provisions of the Warrant shall remain in full force and effect after the execution of this Amendment and shall not be changed, modified or superseded except by the terms set forth herein.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Signatures delivered by facsimile, electronic mail (including as a PDF file) or other transmission method shall be deemed to be original signatures, shall be valid and binding , and, upon deliver, shall constitute due execution of this Amendment.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to be signed and delivered as of the date first above written.

Gryphon Digital Mining, Inc.

By:	/s/ Steve Gutterman
Name:	Steve Gutterman
Title:	Chief Executive Officer

Anchorage Lending CA, LLC

By:	/s/ Julie Veltman
Name:	Julie Veltman
Title:	Authorized Representative